Exhibit 10.1

THIRD AMENDMENT TO THE

APOGEE ENTERPRISES, INC.

2011 DEFERRED COMPENSATION PLAN

WHEREAS, Apogee Enterprises, Inc. (the “Company”) adopted the Apogee

Enterprises, Inc. 2011 Deferred Compensation Plan effective as of January 1, 2011 (the

“Plan”), and as thereafter amended; and

WHEREAS, the Board of Directors has the authority to amend the Plan pursuant to Section 11.2 of the Plan; and

WHEREAS, the Board of Directors desires to amend the Plan, effective October

1, 2017, to modify the definition of Retirement in the Plan.

NOW, THEREFORE, the Plan is hereby amended, effective October 1, 2017, in the following respects:

1.	Section 2.35 of the Plan (as renumbered under the First Amendment of the

Plan) is hereby amended to read as follows:

2.35	Retirement. Retirement means a Participant’s Separation from
Service after the earlier of attainment of age 65 or attainment of age 50 and completion of 15 Years of Service. Effective with respect to Compensation Deferral Agreements that become
irrevocable under Section 4.2 on or after October 1, 2017,
Retirement means a Participant’s Separation from Service after the earlier of attainment of age 65 or attainment of age 60 and completion of 5 Years of Service.

IN WITNESS WHEREOF, the undersigned executed this Third Amendment as of the 5th day of October, 2017, to be effective as of the date specified above.

Apogee Enterprises, Inc.

By: Joseph F. Puishys (Print Name)

Its: Chief Executive Officer and President (Title)

/s/ Joseph F. Puishys     10/5/17           (Signature)